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                                    EXHIBIT A

                     RECENT TRANSACTIONS IN THE COMMON STOCK
                       OF NORTHSTAR HEALTH SERVICES, INC.
                        BY THE PERSONS NAMED IN ITEM 5(a)

Identity of the Person:   Date of Transaction     Number of Shares        Price Per Share      Where and How the
                                                                                               Transaction was
                                                                                               Effected

Basil Asciutto                  1/2/97                 10,000                 $1.375                 Purchase


                                1/15/97                10,000                 $1.75                  Purchase
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